Exhibit 99.1

Houston American Energy Announces Termination of Interest in CPO 4 Concession and Mutual Release with SK Innovation

Houston, Texas – March 28, 2013 – Houston American Energy Corp (NYSE MKT: HUSA) announced on December 10, 2012 that it was evaluating its future plans and alternatives regarding the CPO 4 block.  The Company today announced that it has entered into an Assignment Agreement and a Full and Final Settlement and Mutual Release Agreement (the “Agreements”) with SK Innovation relating to Houston American Energy’s interest, and ongoing involvement, in the CPO 4 Concession in Colombia.

Under the terms of the Agreements, Houston American Energy agreed to withdraw from the Joint Operating Agreement covering the CPO 4 prospect and to transfer to SK Innovation all of its right and interest in the CPO 4 Concession.  The Agreements further provided that Houston American Energy and SK Innovation released the other from any and all claims arising in connection with the CPO 4 Concession, including any claims SK Innovation might have for past, present or future capital calls owing by Houston American Energy under the Joint Operating Agreement. Houston American Energy’s assignment of its right and interest in the CPO 4 Concession to SK Innovation pursuant to the Agreements is subject to the approval of the National Hydrocarbon Agency in Colombia.

John Terwilliger, Chief Executive Officer of Houston American Energy, stated, “We are pleased to have arrived at a mutually acceptable parting of the ways on CPO 4 with SK Innovation.  While the Concession offered exciting potential for Houston American, the complexity and cost of drilling the prospects and the disappointing test wells clearly pointed our company in a different direction. With the settlement, we are now free of obligations relating to CPO 4 and are positioned to move forward on other prospects in our inventory, most notably Serrania.  Following the settlement, we expect to have in excess of $10 million of available working capital and plan to pursue our drilling and development program as well as to seek out other attractive drilling opportunities.”

About Houston American Energy Corp.

Based in Houston, Texas, Houston American Energy Corp is an independent energy company with interests in oil and natural gas wells and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Colombia, Texas and Louisiana. Additional information can be accessed by reviewing our Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

For additional information, view the company's website at www.houstonamericanenergy.com or contact the Houston American Energy Corp. at (713) 222-6966.

Forward-Looking Statements

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